UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2010

GREATBATCH, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Wehrle Drive, Clarence, New York	14031
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 759-5600

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 10, 2010, the Company entered into a settlement agreement with Input/Output, Inc., now known as ION Geophysical Corporation (collectively “Input/Output”). Under terms of this agreement, Input/Output released the Company of any liability in connection with the previously disclosed jury verdict from the litigation in the 24th Judicial District Court for the Parish of Jefferson, State of Louisiana. In return for this release, the Company agreed to pay Input/Output $25 million. The Company previously had accrued $34.5 million in connection with this litigation and funded this payment with cash currently on hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	December 10, 2010	GREATBATCH, INC.

		By:	/s/ Thomas J. Mazza

Thomas J. Mazza Senior Vice President & Chief Financial Officer